Exhibit 15.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in the Registration Statement of Hywin Holdings Ltd. on Form S-8, file No. 333-260129 of our report dated October 12, 2022, with respect to our audits of the consolidated financial statements of Hywin Holdings Ltd. as of June 30, 2022 and 2021 and for the years ended June 30, 2022, 2021 and 2020 appearing in the Annual Report on Form 20-F of Hywin Holdings Ltd. for the year ended June 30, 2022.

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP
(Formerly Marcum Bernstein & Pinchuk LLP)

Beijing, China
October 12, 2022